Exhibit 99.1
AMERICAN APPAREL, INC. REPORTS FIRST QUARTER FINANCIAL RESULTS

LOS ANGELES, May 12, 2014 - American Apparel, Inc. (NYSE MKT: APP), a vertically integrated manufacturer, distributor, and retailer of branded fashion-basic apparel, announced financial results for its first quarter ended March 31, 2014.
Financial Performance Summary for the First Quarter of 2014

•	Net sales decreased 1% to $137.1 million on a 7% decrease in comparable store sales and a 7% increase in wholesale net sales.

•	Gross profit declined 1% to $72.0 million in the first quarter of 2014.

•	Operating expenses decreased 5% to $79.5 million in the first quarter of 2014.

•	Adjusted EBITDA improved by $2.1 million to $1.4 million for the first quarter of 2014 versus loss of $0.7 million for the first quarter of 2013.
Dov Charney, CEO of American Apparel indicated: “We are encouraged by our first quarter performance with our achieved results ahead of our 2014 business plan. The results of our cost control efforts are being seen in all areas of the business and we are now fully focused on measures to improve top line performance.”
Operating Results
Comparing the first quarter 2014 to the first quarter 2013, net sales decreased 1% to $137.1 million on a 7% decrease in comparable store sales in the retail and online business and a 7% increase in net sales in the wholesale business. The following delineates the components of the changes for the quarterly periods ended March 31, 2014 and 2013 as compared to the corresponding quarter of the prior year:

	2014 First Quarter	2013 First Quarter
Comparable Store Sales	(7)%	5%
Comparable Online Sales	3%	24%
Comparable Retail & Online	(5)%	8%
Wholesale Net Sales	7%	1%
Total Net Sales	(1)%	4%
Gross profit was $72.0 million for the first quarter 2014 versus $72.9 million for the first quarter 2013. Gross margin decreased to 52.5% for the first quarter 2014 versus 52.8% for the first quarter 2013. The decrease in the gross margin was primarily due to a relative increase in the mix of lower-margin wholesale net sales.
Operating expense was $79.5 million for the first quarter 2014 versus $83.3 million for the first quarter 2013. As a percent of sales, operating expenses decreased to 58.0% for the first quarter 2014 versus 60.4% for the first quarter 2013. The decrease includes approximately $3 million in lower payroll and associated costs, advertising and marketing, and professional fees. The reductions are largely as a result of cost reduction efforts. In addition stock compensation expense was lower by $2.3 million and equipment lease expense increased $1.0 million. In the first quarter quarter 2014 the Company incurred $0.5 million in retail store impairment charges versus $0.1 million in the first quarter 2013.
Other income for the first quarter 2014 was $2.5 million as compared with other expense of $35.6 million in the first quarter 2013. The $38.1 million change was primarily the result of an unrealized gain for the change in fair value of warrants of $12.7 million incurred in the first quarter 2014 as compared to an unrealized loss of $23.6 million in the first quarter 2013. For further explanation, please see "Explanation of Unrealized Gain (loss) of Change in Fair Value of Warrants."
Adjusted EBITDA increased to $1.4 million for the first quarter 2014 versus a loss of $0.7 million for the first quarter 2013. Please refer to Table A for a reconciliation of consolidated Adjusted EBITDA, a non-GAAP financial measure, to consolidated net loss.
Income tax provision in the first quarter 2014 was $0.5 million versus $0.5 million for the first quarter 2013. In accordance with U.S. GAAP, the Company has discontinued recognizing potential tax benefits associated with net operating loss carryovers.
Net loss for the first quarter 2014 was $5.5 million or $0.05 per common share, versus a net loss of $46.5 million, or $0.42 per common share for the first quarter 2013.
Fully-diluted weighted average shares outstanding were 111.6 million in the first quarter 2014 versus 109.9 million for the first quarter 2013. As of May 1, 2014 there were approximately 173.5 million shares outstanding. As of April 30, 2014 the Company had $18.3 million available for borrowing under its revolving credit agreement.
Explanation of Unrealized Gain (loss) of Change in Fair Value of Warrants
Lion Capital currently holds 24.5 million warrants to purchase American Apparel common stock at a price of $0.66 per share and as the share price of American Apparel’s stock increases the fair value of the warrant liability recorded on the balance sheet increases and the Company records an expense to recognize the increase in the fair value of the warrant liability. Conversely, when the share price of American Apparel’s stock decreases, the Company records a gain to recognize the related reduction in the fair value of the warrant liability on the balance sheet. Although the income statement impacts associated with the warrants are appropriate and required under GAAP, they do not impact the operating performance of the Company nor do the credits and charges have an impact on cash balances since the liability recorded is not an obligation that will be settled with cash. Instead, these warrants will be reclassified to equity when they are exercised.
Company Outlook
The Company reaffirms its prior estimate of Adjusted EBITDA for 2014 of $40 million to $50 million.

About American Apparel
American Apparel is a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel based in downtown Los Angeles, California. As of March 31, 2014, American Apparel had approximately 10,000 employees and operated 249 retail stores in 20 countries, including the United States, Canada, Mexico, Brazil, United Kingdom, Ireland, Austria, Belgium, France, Germany, Italy, Netherlands, Spain, Sweden, Switzerland, Australia, Japan, South Korea, and China. American Apparel also operates a global e-commerce site that serves over 60 countries worldwide at http://www.americanapparel.com. In addition, American Apparel operates a leading wholesale business that supplies high quality T-shirts and other casual wear to distributors and screen printers.

This press release, and other statements that the Company may make, may contain forward-looking statements. Forward-looking statements are statements that are not historical facts and include statements regarding, among other things, the Company's future financial condition and liquidity including the impact of compliance with, and availability under, our debt instruments, results of operations, and future business plans and expectations, including statements related to the effect of, and our expectations with respect to, the operation of our new distribution center and future cost, inventory and sales impacts related thereto. Such forward-looking statements are based upon the current beliefs and expectations of American Apparel's management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: our ability to generate or obtain from external sources sufficient liquidity for operations and debt service; our financial condition, operating results and projected cash flows; consequences of our significant indebtedness, including our relationship with our lenders and our ability to comply with our debt agreements and generate cash flow to service our debt, and the risk of acceleration of borrowings thereunder as a result of noncompliance; disruptions in the global financial markets; our ability to maintain compliance with the exchange rules of the NYSE MKT, LLC; adverse changes in our credit ratings and any related impact on financial costs and structure; continued compliance with U.S. and foreign government regulations, legislation, and regulatory environments, including environmental, immigration, labor, and occupational health and safety laws and regulations; loss of U.S. import protections or changes in duties, tariffs and quotas, and other risks associated with our foreign operations and foreign supply sources, including disruption of markets and foreign supply sources; changes in import and export laws, currency restrictions, and currency exchange rate fluctuations; the highly competitive and evolving nature of our business in the U.S. and internationally; changes in the level of consumer spending or preferences or demand for our products; our ability to pass on the added cost of raw materials and labor to customers; our ability to attract customers to our stores; the availability of store locations at appropriate terms and our ability to identify locations and negotiate new store leases effectively and to open new stores and expand internationally; loss or reduction in sales to our wholesale or retail customers or financial nonperformance by our wholesale customers; risks that our suppliers or distributors may not timely produce or deliver our products; changes in the cost of materials and labor, including increases in the price of raw materials in the global market and increases in minimum wage; our ability to effectively carry out and manage our strategy, including growth and expansion both in the U.S. and internationally; technological changes in manufacturing, wholesaling, or retailing; our ability to successfully implement our strategic, operating, financial and personnel initiatives; changes in key personnel, our ability to hire and retain key personnel, and our relationship with our employees; our ability to maintain the value and image of our brand and protect our intellectual property rights; our ability to improve manufacturing efficiency at our production facilities; our ability to operate our distribution facility located in La Mirada, California without further unanticipated costs or negative sales impacts, including the ability to achieve, as and when planned, labor cost reductions; location of our facilities in the same geographic area; the risk, including costs and timely delivery issues associated therewith, that information technology systems changes may disrupt our supply chain or operations and could impact our cash flow and liquidity, and our ability to upgrade our information technology infrastructure and other risks associated with the systems that operate our online retail operations; our ability to effectively manage inventory levels; our ability to renew leases at existing locations on economic terms; risks associated with the recent downturn in apparel spending in the United States;
litigation and other inquiries and investigations, including the risks that we, our officers, or directors in cases where indemnification applies, will not be successful in defending any proceedings, lawsuits, disputes, claims or audits, and that exposure could exceed expectations or insurance coverage; tax assessments by domestic or foreign governmental authorities, including import or export duties on our products and the applicable rates for any such taxes or duties; the adoption of new accounting standards or changes in interpretations of accounting principles; seasonality and fluctuations in comparable store sales and wholesale net sales and associated margins; general economic conditions, including increases in interest rates, geopolitical events, other regulatory changes and inflation or deflation; disruptions due to severe weather or climate change; disruptions due to earthquakes, flooding, tsunamis or other natural disasters; and other risks detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2013. The Company's filings with the SEC are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:
American Apparel, Inc.
John J. Luttrell
Chief Financial Officer
(213) 488-0226

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts and shares in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2014	2013
Net sales	$137,096	$138,060

Cost of sales	65,122	65,192

Gross profit	71,974	72,868

Operating expenses	79,470	83,345

Loss from operations	(7,496)	(10,477)

Interest expense	10,039	11,214
Foreign currency transaction loss	132	713
Unrealized (gain) loss on change
in fair value of warrants	(12,667)	23,645
Other income	(8)	(5)

Loss before income taxes	(4,992)	(46,044)
Income tax provision	474	467

Net Loss	$(5,466)	$(46,511)

Loss per share, basic and diluted	$(0.05)	$(0.42)

Weighted average shares outstanding, basic and diluted	111,554	109,918

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(unaudited)

	March 31, 2014	December 31, 2013
ASSETS
CURRENT ASSETS
Cash	$16,683	$8,676
Trade accounts receivable, net of allowances	22,041	20,701
Prepaid expenses and other current assets	13,367	15,636
Inventories, net	163,652	169,378
Income taxes receivable and prepaid income taxes	350	306
Deferred income taxes, net of valuation allowance	604	599
Total current assets	216,697	215,296
PROPERTY AND EQUIPMENT, net	65,607	69,303
DEFERRED INCOME TAXES, net of valuation allowance	2,425	2,426
OTHER ASSETS, net	46,761	46,727
TOTAL ASSETS	$331,490	$333,752
LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Cash overdraft	$4	$3,993
Revolving credit facilities and current portion of long-term debt	29,469	44,042
Accounts payable	40,174	38,290
Accrued expenses and other current liabilities	53,952	50,018
Fair value of warrant liability	8,287	20,954
Income taxes payable	1,837	1,742
Deferred income tax liability, current	1,241	1,241
Current portion of capital lease obligations	1,177	1,709
Total current liabilities	136,141	161,989
LONG-TERM DEBT, net of unamortized discount	214,586	213,468
CAPITAL LEASE OBLIGATIONS, net of current portion	5,866	5,453
DEFERRED TAX LIABILITY	529	536
DEFERRED RENT, net of current portion	15,891	18,225
OTHER LONG-TERM LIABILITIES	12,149	11,485
TOTAL LIABILITIES	385,162	411,156

STOCKHOLDERS' DEFICIT
Common stock	17	11
Additional paid-in capital	215,135	185,472
Accumulated other comprehensive loss	(4,777)	(4,306)
Accumulated deficit	(261,890)	(256,424)
Less: Treasury stock	(2,157)	(2,157)
TOTAL STOCKHOLDERS' DEFICIT	(53,672)	(77,404)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$331,490	$333,752

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(unaudited)

	Three Months Ended March 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Cash received from customers	$136,815	$137,654
Cash paid to suppliers, employees and others	(130,984)	(139,649)
Income taxes (paid) refunded	(403)	9
Interest paid	(1,521)	(4,040)
Other	8	18
Net cash provided by (used in) operating activities	3,915	(6,008)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(3,958)	(7,354)
Proceeds from sale of fixed assets	30	12
Restricted cash	—	(622)
Net cash used in investing activities	(3,928)	(7,964)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash overdraft	(3,989)	1,340
(Repayments) borrowings under current revolving credit facilities, net	(14,557)	7,624
Repayments of term loans and notes payable	(50)	(3)
Payments of debt issuance costs	(372)	(1,678)
Net proceeds from issuance of common stock	28,554	—
Payment of payroll statutory tax withholding on share-based compensation associated with issuance of common stock	(125)	(112)
Repayments of capital lease obligations	(137)	(176)
Net cash provided by financing activities	9,324	6,995

EFFECT OF FOREIGN EXCHANGE RATE ON CASH	(1,304)	(300)

NET INCREASE (DECREASE) IN CASH	8,007	(7,277)
CASH, beginning of period	8,676	12,853
CASH, end of period	$16,683	$5,576

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(Amounts in thousands)
(unaudited)

	Three Months Ended March 31,
	2014	2013
RECONCILIATION OF NET LOSS TO NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
Net loss	$(5,466)	$(46,511)
Depreciation and amortization of property and equipment, and other assets	6,715	6,031
Retail store impairment	499	78
Loss on disposal of property and equipment	—	13
Share-based compensation expense	1,115	3,547
Unrealized (gain) loss on change in fair value of warrants	(12,667)	23,645
Amortization of debt discount and deferred financing costs	597	2,610
Accrued interest paid-in-kind	1,030	4,564
Foreign currency transaction loss	132	713
Allowance for inventory shrinkage and obsolescence	121	254
Bad debt expense	139	139
Deferred rent	(2,222)	(448)
Changes in cash due to changes in operating assets and liabilities:
Trade accounts receivables	(420)	(545)
Inventories	5,445	(4,811)
Prepaid expenses and other current assets	2,288	220
Other assets	(235)	(1,825)
Accounts payable	2,424	3,999
Accrued expenses and other liabilities	4,349	1,859
Income taxes receivable/payable	71	460
Net cash provided by (used in) operating activities	$3,915	$(6,008)

AMERICAN APPAREL, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(Amounts in thousands)
(unaudited)
The following table presents key financial information for American Apparel's business segments before unallocated corporate expenses:

	Three Months Ended March 31, 2014
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$48,737	$42,465	$10,460	$35,434	$137,096
Gross profit	17,305	26,766	5,609	22,294	71,974
Income (loss) from segment operations	9,720	(4,714)	(345)	(899)	3,762
Depreciation and amortization	2,178	3,114	401	1,022	6,715
Capital expenditures	1,205	1,139	112	1,502	3,958
Retail store impairment	—	49	—	450	499
Deferred rent benefit	(447)	(1,632)	(48)	(95)	(2,222)

	Three Months Ended March 31, 2013
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$44,422	$44,344	$12,357	$36,937	$138,060
Gross profit	12,327	29,191	7,420	23,930	72,868
Income (loss) from segment operations	5,383	(2,447)	(652)	813	3,097
Depreciation and amortization	1,603	2,970	433	1,025	6,031
Capital expenditures	3,076	2,900	183	1,195	7,354
Retail store impairment	—	78	—	—	78
Deferred rent expense (benefit)	20	(212)	(131)	(125)	(448)

AMERICAN APPAREL, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION (continued)
(Amounts in thousands)
(unaudited)

	Three Months Ended March 31,
Reconciliation to Loss before Income Taxes	2014	2013
Income from segment operations	$3,762	$3,097
Unallocated corporate expenses	(11,258)	(13,574)
Interest expense	(10,039)	(11,214)
Foreign currency transaction loss	(132)	(713)
Unrealized gain (loss) on change in fair value of warrants	12,667	(23,645)
Other income	8	5
Consolidated loss before income taxes	$(4,992)	$(46,044)

	Three Months Ended March 31,
Net sales to external customers	2014	2013

U.S. Wholesale
Wholesale	$38,237	$34,708
Online consumer	10,500	9,714
Total	$48,737	$44,422

U.S. Retail	$42,465	$44,344

Canada
Wholesale	$1,909	$2,579
Retail	7,759	9,112
Online consumer	792	666
Total	$10,460	$12,357

International
Wholesale	$1,800	$1,941
Retail	29,678	30,452
Online consumer	3,956	4,544
Total	$35,434	$36,937

Consolidated
Wholesale	$41,946	$39,228
Retail	79,902	83,908
Online consumer	15,248	14,924
Total	$137,096	$138,060

Table A
American Apparel, Inc. and Subsidiaries
Calculation and Reconciliation of Consolidated Adjusted EBITDA
(Amounts in thousands)
(unaudited)
In addition to its GAAP results, American Apparel considers non-GAAP measures of its performance. Adjusted EBITDA, as defined below, is an important supplemental financial measure of American Apparel's performance that is not required by, or presented in accordance with, GAAP. EBITDA represents net income (loss) before income taxes, interest expense and depreciation and amortization. Consolidated Adjusted EBITDA represents EBITDA further adjusted for other expense (income), foreign currency loss (gain), retail store impairment, and share based compensation expense. American Apparel's management uses Adjusted EBITDA as a financial measure to assess the ability of its assets to generate cash sufficient to pay interest on its indebtedness, meet capital expenditure and working capital requirements, pay taxes, and otherwise meet its obligations as they become due. American Apparel's management believes that the presentation of Adjusted EBITDA provides useful information regarding American Apparel's results of operations because they assist in analyzing and benchmarking the performance and value of American Apparel's business. American Apparel believes that Adjusted EBITDA is useful to stockholders as a measure of comparative operating performance, as it is less susceptible to variances in actual performance resulting from depreciation and amortization and more reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.

Adjusted EBITDA also is used by American Apparel's management for multiple purposes, including:

•	to calculate and support various coverage ratios with American Apparel's lenders

•	to allow lenders to calculate total proceeds they are willing to loan to American Apparel based on its relative strength compared to its competitors

•
to more accurately compare American Apparel's operating performance from period to period and company to company by eliminating differences caused by variations in capital structures (which affect relative interest expense), tax positions and amortization of intangibles.

In addition, Adjusted EBITDA is an important valuation tool used by potential investors when assessing the relative performance of American Apparel in comparison to other companies in the same industry. Although American Apparel uses Adjusted EBITDA as a financial measure to assess the performance of its business, there are material limitations to using a measure such as Adjusted EBITDA, including the difficulty associated with using it as the sole measure to compare the results of one company to another and the inability to analyze significant items that directly affect a company's net income (loss) or operating income because it does not include certain material costs, such as interest and taxes, necessary to operate its business. In addition, American Apparel's calculation of Adjusted EBITDA may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measures that are computed in accordance with GAAP. American Apparel's management compensates for these limitations in considering Adjusted EBITDA in conjunction with its analysis of other GAAP financial measures, such as net income (loss).

Table A (continued)
American Apparel, Inc. and Subsidiaries
Calculation and Reconciliation of Consolidated Adjusted EBITDA
(Amounts in thousands)
(unaudited)

	Three Months Ended
	March 31
	2014	2013
Net Loss	$(5,466)	$(46,511)
Income tax provision	474	467
Interest expense	10,039	11,214
Depreciation and amortization	6,715	6,031
Unrealized (gain) loss on change in fair value of warrants	(12,667)	23,645
Share-based compensation expense	1,115	3,547
Foreign currency transaction loss	132	713
Retail store impairment	499	78
Other adjustments	572	123
Consolidated Adjusted EBITDA	$1,413	$(693)